                       ASSIGNMENT AND ASSUMPTION AGREEMENT


         This Assignment and Assumption Agreement ("Agreement"), effective as of September 30, 1999, by and between Berger Associates, Inc., a Delaware corporation ("Associates"), and Berger LLC, a Nevada limited liability company ("LLC").

                                    RECITALS

         WHEREAS, Associates or an affiliate of Associates provides investment advisory and administrative services to the following investment companies: The One Hundred Fund, Inc.; Berger One Hundred and One Fund, Inc., d/b/a Berger Growth and Income Fund; Berger Small Cap Value Fund, a series of Berger Omni Investment Trust; Berger Mid Cap Value Fund, Berger Small Company Growth Fund, Berger New Generation Fund, Berger Balanced Fund, Berger Select Fund, Berger Mid Cap Growth Fund, and Berger Information Technology Fund, each a series of Berger Investment Portfolio Trust; Berger IPT-100 Fund, Berger IPT-Growth and Income Fund, Berger IPT-Small Company Growth Fund, and Berger/BIAM IPT-International Fund, each a series of Berger Institutional Products Trust; Berger/BIAM International Portfolio, a series of Berger/BIAM Worldwide Portfolios Trust, and Berger/BIAM International Fund, Berger/BIAM International CORE Fund and International Equity Fund, each a series of Berger/BIAM Worldwide Funds Trust (each a "Berger Fund" and collectively, the "Berger Funds"); and


         WHEREAS, Associates desires to transfer, convey, assign and deliver to LLC certain agreements and plans relating to the Berger Funds to which Associates is a party or under which Associates has rights or obligations, and LLC desires to accept and assume such rights and obligations, on the terms and conditions set forth in this Agreement; and

         NOW, THEREFORE, the parties hereto agree as follows:


                                    ARTICLE I
                          ASSIGNMENT AND ASSUMPTION OF
                         INVESTMENT ADVISORY AGREEMENTS

         1.1 Subject to the terms and conditions herein stated, Associates hereby assigns, transfers, conveys, delegates and delivers to LLC all of Associates' rights, interests, duties, obligations, burdens, responsibilities and liabilities, of every kind and nature whatsoever, whenever created or incurred, under the investment advisory and sub-advisory agreements to which Associates is a party, as set forth on EXHIBIT A attached hereto and incorporated herein by reference (the "Assigned Advisory Agreements").

         1.2 Subject to the terms and conditions herein stated, LLC hereby expressly (i) undertakes, assumes and agrees to perform and/or satisfy each and every one of Associates' obligations, duties, burdens, responsibilities and liabilities under the Assigned Advisory Agreements, (ii) agrees to be bound by all of the provisions of the Assigned Advisory Agreements, to the same extent as if LLC had initially executed and delivered such agreements, and (iii) agrees to indemnify Associates from and against any liability, loss, or damage arising under the Assigned Advisory Agreements.

                                   ARTICLE II
                          ASSIGNMENT AND ASSUMPTION OF
                       ADMINISTRATIVE SERVICES AGREEMENTS

         2.1 Subject to the terms and conditions herein stated, Associates hereby assigns, transfers, conveys and delegates to LLC its rights, interests, duties, obligations, burdens, responsibilities and liabilities, of every kind and nature whatsoever, whenever created or incurred, under the administrative services agreements to which Associates is a party, as set forth on EXHIBIT B attached hereto and incorporated herein by reference (the "Assigned Administrative Agreements").

         2.2 Subject to the terms and conditions herein stated, LLC hereby expressly (i) undertakes, assumes and agrees to perform and/or satisfy each and every one of Associates' obligations, duties, burdens, responsibilities and liabilities under the Assigned Administrative Agreements, (ii) agrees to be bound by all of the provisions of the Assigned Administrative Agreements, to the same extent as if LLC had initially executed and delivered such agreements, and
(iii) agrees to indemnify Associates from and against any liability, loss, or damage arising under the Assigned Administrative Agreements.

                                   ARTICLE III
                          ASSIGNMENT AND ASSUMPTION OF
                              FEE WAIVER AGREEMENTS

         3.1 Subject to the terms and conditions herein stated, Associates hereby assigns, transfers, conveys and delegates to LLC its rights, interests, duties, obligations, burdens, responsibilities and liabilities, of every kind and nature whatsoever, whenever created or incurred, under the investment advisory fee waiver agreements to which Associates is a party, as set forth on EXHIBIT C attached hereto and incorporated herein by reference (the "Assigned Fee Waiver Agreements").

         3.2 Subject to the terms and conditions herein stated, LLC hereby expressly (i) undertakes, assumes and agrees to perform and/or satisfy each and every one of Associates' obligations, duties, burdens, responsibilities and liabilities under the Assigned Fee Waiver Agreements, (ii) agrees to be bound by all of the provisions of the Assigned Fee Waiver Agreements, to the same extent as if LLC had initially executed and delivered such agreements, and (iii) agrees to indemnify Associates from and against any liability, loss, or damage arising under the Assigned Fee Waiver Agreements.

                                   ARTICLE IV
       ASSIGNMENT AND ASSUMPTION OF RULE 12B-1 PLANS AND RULE 18F-3 PLANS

         4.1 Subject to the terms and conditions herein stated, Associates hereby assigns, transfers, conveys and delegates to LLC its rights, interests, duties, obligations, burdens, responsibilities and liabilities, of every kind and nature whatsoever, whenever created or incurred, under the separate Rule 12b-1 plans, and the separate Rule 18f-3 plans, adopted by the Berger Funds, as set forth on EXHIBIT D attached hereto and incorporated herein by reference


                                       -2-
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(the "Assigned Rule 12b-1 Plans" and "Assigned Rule 18f-3 Plans,"  respectively, and collectively, the "Assigned Plans").

         4.2 Subject to the terms and conditions herein stated, LLC hereby expressly (i) undertakes, assumes and agrees to perform and/or satisfy each and every one of Associates' obligations, duties, burdens and responsibilities under the Assigned Plans, (ii) agrees to be bound by all of the provisions of the Assigned Plans relating to Associates, and (iii) agrees to indemnify Associates from and against any liability, loss, or damage arising under the Assigned Plans.

                                    ARTICLE V
              ASSIGNMENT AND ASSUMPTION OF PARTICIPATION AGREEMENTS

         5.1 Subject to the terms and conditions herein stated, Associates hereby assigns, transfers, conveys and delegates to LLC its rights, interests, duties, obligations, burdens, responsibilities and liabilities, of every kind and nature whatsoever, whenever created or incurred, under the participation agreements to which Associates is a party, as set forth on EXHIBIT E attached hereto and incorporated herein by reference (the "Assigned Participation Agreements").

         5.2 Subject to the terms and conditions herein stated, LLC hereby expressly (i) undertakes, assumes and agrees to perform and/or satisfy each and every one of Associates' obligations, duties, burdens, responsibilities and liabilities under the Assigned Participation Agreements, (ii) agrees to be bound by all of the provisions of the Assigned Participation Agreements, to the same extent as if LLC had initially executed and delivered such agreements, and (iii) agrees to indemnify Associates from and against any liability, loss, or damage arising under the Assigned Participation Agreements.

                                   ARTICLE VI
              ASSIGNMENT AND ASSUMPTION OF REORGANIZATION AGREEMENT

         6.1 Subject to the terms and conditions herein stated, Associates hereby assigns, transfers, conveys and delegates to LLC its rights, interests, duties, obligations, burdens, responsibilities and liabilities, of every kind and nature whatsoever, whenever created or incurred, under the separate Agreement and Plan of Reorganization, dated April 16, 1999, between Advisors Series Trust with respect to its series InformationTech 100 Fund and Berger Investment Portfolio Trust with respect to its series Berger Information Technology Fund (the "Assigned Reorganization Agreement").

         6.2 Subject to the terms and conditions herein stated, LLC hereby expressly (i) undertakes, assumes and agrees to perform and/or satisfy each and every one of Associates' obligations, duties, burdens, responsibilities and liabilities under the Assigned Reorganization Agreement, (ii) agrees to be bound by all of the provisions of the Assigned Reorganization Agreement relating to Associates, and (iii) agrees to indemnify Associates from and against any liability, loss, or damage arising under the Assigned Reorganization Agreement.

                                   ARTICLE VII
                               GENERAL PROVISIONS

         7.1 CONDITIONS TO ASSIGNMENT AND ASSUMPTION. The assignment by Associates, and the assumption by LLC, of the Assigned Advisory Agreements, the Assigned Administrative Services Agreements, the Assigned Fee Waiver Agreements, the Assigned Plans, the Assigned Participation Agreements and the Assigned Reorganization Agreement are subject to obtaining such approval of the Board of Directors or Board of Trustees, as the case may be, of the Berger Funds to which such agreements relate, as may be required under the Investment Company Act of 1940, by order of the Board of Governors of the Federal Reserve Board, or by any other applicable law, rule, regulation or order, and to obtaining such consents as may be required under the provisions of such assigned agreements.

         7.2 FURTHER ASSURANCES. Associates and LLC each shall take such action and execute and deliver to the other party all such instruments and documents as such other party may reasonably request to carry out the intent and purposes of this Agreement and the transactions contemplated hereby. In particular, Associates and LLC acknowledge the purpose of this Agreement is to: assign to LLC all of the rights, interests, duties, obligations, burdens, responsibilities and liabilities under the investment advisory and sub-advisory agreements to which Associates is a party; assign to LLC all of the rights, interests, duties, obligations, burdens, responsibilities and liabilities under the administrative services agreements to which Associates is a party; assign to LLC all of the rights, interests, duties, obligations, burdens, responsibilities and liabilities under the investment advisory fee waiver agreements to which Associates is a party; assign to LLC all of Associates' rights, interests, duties, obligations, burdens, responsibilities and liabilities under the Assigned Plans; assign to LLC all of the rights, interests, duties, obligations, burdens, responsibilities and liabilities under the participation agreements to which Associates is a party; assign to LLC all of the rights, interests, duties, obligations, burdens, responsibilities and liabilities under the Assigned Reorganization Agreement; and to assign to LLC, and for LLC to accept and assume, all of Associates' rights, interests, duties, obligations, burdens, responsibilities and liabilities as described in Sections 1.2, 2.2, 3.2, 4.2,
5.2 and 6.2 herein, so that if any such agreement, or right, interest, duty, obligation, burden, responsibility or liability is inadvertently not included specifically in this Agreement, Associates and LLC agree to take the appropriate actions needed to transfer any such agreement or right, interest, duty, obligation, burden, responsibility or liability to LLC and for LLC to assume the same.

         7.3 GOVERNING LAW. The interpretation and construction of this Agreement, and all matters relating thereto, shall be governed by the laws of the State of Colorado, without regard to its principles of conflicts of law.

         7.4 ASSIGNMENT AND AMENDMENT. This Agreement may not be transferred, assigned, pledged or hypothecated by any party without the prior written consent of the other party. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement may not be changed or modified except by a written amendment hereto signed by all parties affected by such amendment.

         7.5 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed an original and all of which together shall constitute one and the same agreement.


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         IN WITNESS WHEREOF, each of the parties have executed this Agreement as of the day and year first set forth above.

BERGER ASSOCIATES, INC.                        BERGER LLC



By:                                            By:
   ---------------------------                    ------------------------------
   Jack R. Thompson                               Jack R. Thompson
   President                                      President


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

                                    EXHIBIT A
                          ASSIGNED ADVISORY AGREEMENTS


         The following are the Assigned Advisory Agreements being assigned by Associates and assumed by LLC pursuant to Article I of the Agreement:

         1. Investment Advisory Agreement, dated October 14, 1994, between Berger Associates, Inc. and The One Hundred Fund, Inc.;

         2. Investment Advisory Agreement, dated October 14, 1994, between Berger Associates, Inc. and Berger One Hundred and One Fund, Inc.;

         3. Investment Advisory Agreement, dated February 14, 1997, between Berger Associates, Inc. and Berger Omni Investment Trust;

         4. Investment Advisory Agreement, dated October 14, 1994, between Berger Associates, Inc. and Berger Investment Portfolio Trust with respect to Berger Small Company Growth Fund;

         5. Investment Advisory Agreement, dated March 6, 1996, between Berger Associates, Inc. and Berger Investment Portfolio Trust with respect to Berger New Generation Fund;

         6. Investment Advisory Agreement, dated December 31, 1997, between Berger Associates, Inc. and Berger Investment Portfolio Trust with respect to Berger Mid Cap Growth Fund;

         7. Investment Advisory Agreement, dated December 31, 1997, between Berger Associates, Inc. and Berger Investment Portfolio Trust with respect to Berger Select Fund;

         8. Investment Advisory Agreement, dated September 3, 1997, between Berger Associates, Inc. and Berger Investment Portfolio Trust with respect to Berger Balanced Fund;

         9. Investment Advisory Agreement, dated July 7, 1998, between Berger Associates, Inc. and Berger Investment Portfolio Trust with respect to Berger Mid Cap Value Fund;

         10. Investment Advisory Agreement, dated July 1, 1999, between Berger Associates, Inc. and Berger Investment Portfolio Trust with respect to Berger Information Technology Fund;

         11. Investment Advisory Agreement, dated April 16, 1996, between Berger Associates, Inc. and Berger Institutional Products Trust with respect to Berger IPT-100 Fund;

         12. Investment Advisory Agreement, dated April 16, 1996, between Berger Associates, Inc. and Berger Institutional Products Trust with respect to Berger IPT-Growth and Income Fund;


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         13. Investment Advisory Agreement, dated April 16, 1996, between Berger
Associates, Inc. and Berger Institutional Products Trust with respect to Berger IPT-Small Company Growth Fund;

         14. Sub-Advisory Agreement, dated February 14, 1997, between Berger Associates, Inc. and Perkins, Wolf, McDonnell & Company

         15. Sub-Advisory Agreement, dated July 7, 1998, between Berger Associates, Inc. and Perkins, Wolf, McDonnell & Company

         16. Sub-Advisory Agreement, dated July 1, 1999, between Berger Associates, Inc. and Bay Isle Financial Corporation

                                    EXHIBIT B
                   ASSIGNED ADMINISTRATIVE SERVICES AGREEMENTS

         The following are the Assigned Administrative Services Agreements being assigned by Associates and assumed by LLC pursuant to Article II of the
Agreement:

         1. Administrative Services Agreement, dated October 1, 1992, between Berger Associates, Inc. and The One Hundred Fund, Inc.;

         2. Administrative Services Agreement, dated October 1, 1992, between Berger Associates, Inc. and Berger One Hundred and One Fund, Inc.;

         3. Administrative Services Agreement, dated December 22, 1993, between Berger Associates, Inc. and Berger Investment Portfolio Trust with respect to Berger Small Company Growth Fund;

         4. Administrative Services Agreement, dated March 6, 1996, between Berger Associates, Inc. and Berger Investment Portfolio Trust with respect to Berger New Generation Fund;

         5. Administrative Services Agreement, dated September 3, 1997, between Berger Associates, Inc. and Berger Investment Portfolio Trust with respect to Berger Balanced Fund;

         6. Administrative Services Agreement, dated December 31, 1997, between Berger Associates, Inc. and Berger Investment Portfolio Trust with respect to Berger Select Fund;

         7. Administrative Services Agreement, dated December 31, 1997, between Berger Associates, Inc. and Berger Investment Portfolio Trust with respect to Berger Mid Cap Growth Fund;

         8. Administrative Services Agreement, dated July 7, 1998, between Berger Associates, Inc. and Berger Investment Portfolio Trust with respect to Berger Mid Cap Value Fund;

         9. Administrative Services Agreement, dated July 1, 1999, between Berger Associates, Inc. and Berger Investment Portfolio Trust with respect to Berger Information Technology Fund;

         10. Administrative Services Agreement, dated April 16, 1996, between Berger Associates, Inc. and Berger Institutional Products Trust with respect to Berger IPT-100 Fund;

         11. Administrative Services Agreement, dated April 16, 1996, between Berger Associates, Inc. and Berger Institutional Products Trust with respect to Berger IPT-Growth and Income Fund;

         12. Administrative Services Agreement, dated April 16, 1996, between Berger Associates, Inc. and Berger Institutional Products Trust with respect to Berger IPT-Small Company Growth Fund;


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         13. Administrative Services Agreement, dated February 14, 1997, between
Berger Associates, Inc. and Berger Omni Investment Trust with respect to its series, the Berger Small Cap Value Fund;

         14. Sub-Administration Agreement, dated October 11, 1996, between Berger Associates, Inc. and BBOI Worldwide LLC with respect to the series of Berger/BIAM Worldwide Funds Trust;

         15. Sub-Administration Agreement, dated May 1, 1997, between Berger Associates, Inc. and BBOI Worldwide LLC with respect to the Berger/BIAM IPT-International Fund, a series of Berger Institutional Products Trust.


                                       -9-
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                                    EXHIBIT C
                         ASSIGNED FEE WAIVER AGREEMENTS

         The following are the Assigned Fee Waiver Agreements being assigned by Associates and assumed by LLC pursuant to Article III of the Agreement:

         1. Letter Agreement, dated April 15, 1999, from Berger Associates, Inc. to Berger Institutional Products Trust with respect to the Berger IPT-100 Fund, regarding advisory fee waiver and reimbursement of fund expenses;

         2. Letter Agreement, dated April 15, 1999, from Berger Associates, Inc. to Berger Institutional Products Trust with respect to the Berger IPT-Growth and Income Fund, regarding advisory fee waiver and reimbursement of fund expenses;

         3. Letter Agreement, dated April 15, 1999, from Berger Associates, Inc. to Berger Institutional Products Trust with respect to the Berger IPT-Small Company Growth Fund, regarding advisory fee waiver and reimbursement of fund expenses;

         4. Letter Agreement, dated February 18, 1999, from Berger Associates, Inc. to Berger Investment Portfolio Trust with respect to the Berger Mid Cap Growth Fund, regarding advisory fee waiver;

         5. Letter Agreement, dated February 18, 1999, from Berger Associates, Inc. to Berger Investment Portfolio Trust with respect to the Berger Balanced Fund, regarding advisory fee waiver;

         6. Letter Agreement, dated April 30, 1996, from Berger Associates, Inc. to Berger Investment Portfolio Trust with respect to the Berger Small Company Growth Fund, regarding advisory fee waiver;

         7. Letter Agreement, dated March 6, 1996, from Berger Associates, Inc. to Berger Investment Portfolio Trust with respect to the Berger New Generation Fund, regarding advisory fee waiver;

         8. Letter Agreement, dated April 30, 1996, from Berger Associates, Inc. to The One Hundred Fund, Inc., regarding advisory fee waiver;

         9. Letter Agreement, dated April 30, 1996 from Berger Associates, Inc. to Berger One Hundred and One Fund, Inc., regarding advisory fee waiver; and

         10. Letter Agreement, dated July 1, 1999 from Berger Associates, Inc. to Berger Investment Portfolio Trust with respect to the Berger Information Technology Fund, regarding advisory fee waiver and reimbursement of fund expenses.


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                                    EXHIBIT D
                            ASSIGNED RULE 12B-1 PLANS

         1. Rule 12b-1 Plan for The One Hundred Fund, Inc., dated October 14, 1994.

         2. Rule 12b-1 Plan for Berger One Hundred and One Fund, Inc., dated October 14, 1994.

         3. Amended and Restated Rule 12b-1 Plan for the Investor Shares of the Berger Small Company Growth Fund, dated July 6, 1999.

         4. Amended and Restated Rule 12b-1 Plan for the Investor Shares of the Berger New Generation Fund, dated July 6, 1999.

         5. Rule 12b-1 Plan for Berger Balanced Fund, dated September 3, 1997.

         6. Rule 12b-1 Plan for Berger Select Fund, dated December 31, 1997.

         7. Rule 12b-1 Plan for Berger Mid Cap Growth Fund, dated December 31, 1997.

         8. Rule 12b-1 Plan for Berger Mid Cap Value Fund, dated July 7, 1998.

         9. Rule 12b-1 Plan for the Investor Shares of the Berger Small Cap Value Fund, dated February 14, 1997.

         10. Rule 12b-1 Plan for Berger/BIAM International Fund, dated October 11, 1996.

         11. Rule 12b-1 Plan for the Investor Shares of Berger Information Technology Fund, dated July 1, 1999.


                            ASSIGNED RULE 18F-3 PLANS

         1. Rule 18f-3 Plan for Multiple Classes of Shares of the Berger Small Cap Value Fund, dated February 14, 1997.

         2. Rule 18f-3 Plan for Multiple Classes of Shares of the Berger Small Company Growth Fund, dated July 6, 1999.

         3. Rule 18f-3 Plan for Multiple Classes of Shares of the Berger New Generation Fund, dated July 6, 1999.

         4. Rule 18f-3 Plan for Multiple Classes of Shares of the Berger Information Technology Fund, dated July 1, 1999.


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                                    EXHIBIT E
                        ASSIGNED PARTICIPATION AGREEMENTS


         1. Participation Agreement, dated April 15, 1996, between Great American Reserve Insurance Company, Berger Institutional Products Trust and Berger Associates, Inc.

         2. Participation Agreement, dated December 10, 1996, between Ameritas Life Insurance Corp., Berger Institutional Products Trust and Berger Associates, Inc.

         3. Participation Agreement, dated May 1, 1998, between Canada Life Insurance Company of America, Berger Institutional Products Trust and Berger Associates, Inc.

         4. Participation Agreement, dated May 1, 1998, between Canada Life Insurance Company of New York, Berger Institutional Products Trust and Berger Associates, Inc.

         5. Participation Agreement, dated March 4, 1997, between Prudential Insurance Company of America, Berger Institutional Products Trust and Berger Associates, Inc.

         6. Participation Agreement, dated May 1, 1997, between Great-West Life & Annuity Insurance Company, Berger Institutional Products Trust, Berger Associates, Inc., Berger Distributors, Inc. and Charles Schwab & Co., Inc.

         7. Participation Agreement, dated May 1, 1997, between First Great-West Life & Annuity Insurance Company, Berger Institutional Products Trust, Berger Associates, Inc., Berger Distributors, Inc. and Charles Schwab & Co., Inc.